                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                 ____________

                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported):  JANUARY 28, 1998

                                 EGGHEAD, INC.
              (Exact name of registrant as specified in charter)

                WASHINGTON                                    0-16930                      91-1296187
(State or other jurisdiction of incorporation)        (Commission File Number)   (IRS Employer Identification No.)

                            22705 E. MISSION AVENUE
                        LIBERTY LAKE, WASHINGTON  99019
              (Address of principal executive offices) (Zip Code)

                                (509) 922-7031
             (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS

        Egghead, Inc. (the "Company") has announced that it will change its name to Egghead.com, Inc., shift its business emphasis to Internet commerce, close its 80 store retail network due to declining revenues and continuing losses in the retail channel and close its distribution center in Sacramento, California. In addition, the Company will combine its management and operations with those of Surplus Software, Inc. d/b/a Surplus Direct ("Surplus Direct"), a subsidiary of the Company.

        The closing of the Company's retail store network and the loss of ongoing revenue from its retail stores, the combination of the management and operations of the Company with those of Surplus Direct and the shift of the Company's business emphasis to Internet commerce involve substantial risks.

        The closing of the Company's retail store network, together with the combination of the management and operations of the Company and Surplus Direct, may cause management distraction and operational disruption.

        The market for Internet commerce has begun to develop only recently and is rapidly evolving, and the Company's Internet commerce model is still under development. The Company has a limited operating history in Internet commerce on which to evaluate its Internet commerce business and prospects. In addition, Internet commerce is relatively new and rapidly evolving. The overall market for computer products, including the Internet commerce channel of such market, is highly competitive with relatively low barriers to entry. Other resellers and manufacturers of computer products that are much larger than the Company and have greater economies of scale operate websites and compete with the Company's pricing and its merchandise offer. The Company believes that the ability to compete in Internet commerce will depend on several factors, including, without limitation, the quality, number and extent of marketing arrangements, achievement of low operating expense ratios, quality of online offering of products and services, pricing, website design, effectiveness of Internet commerce security measures, quality and reliability of technological systems, ability to attract and retain qualified personnel with technological or web commerce expertise, and intensity of management focus. In light of the Company's limited operating history in Internet commerce and the difficulties attendant to the shift of its primary business focus from retail store operations to Internet commerce, there can be no assurance that the Company will be able to compete successfully with respect to any of these factors, and the failure to do so could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

        The Company anticipates that its Internet commerce business will incur substantial operating losses for at least the next two years as it builds its Internet commerce business and seeks to achieve significant economies of scale. The Company anticipates raising additional funds during the next twelve months. There can be no assurance that such financing will be available in amounts or on terms acceptable to the Company, if at all.

                                      -2-
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (c)  Exhibits.

         None.

                                      -3-
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                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                EGGHEAD, INC.

                                By:    /s/ George P. Orban
                                   --------------------------------------------
                                   George P. Orban, Chairman of the Board
                                   and Chief Executive Officer

Dated:  January 28, 1998

                                      -4-